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                                                                EXHIBIT 4(a)(ii)

                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

         This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of April 27, 2001 (this "Agreement"), is by and among the financial institutions parties to the Credit Agreement referred to below (each, a "Lender" and collectively, the "Lenders"), ALLSTATE LIFE INSURANCE COMPANY, ALLSTATE INSURANCE COMPANY, PACIFIC LIFE INSURANCE COMPANY, as successor to Pacific Mutual Life Insurance Company (each, a "Noteholder" and collectively, the "Noteholders") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), individually and as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement referred to below). All capitalized terms used herein shall have the respective meanings given to them in Section 1 hereof.

                                 R E C I T A L S

         A. Pursuant to a Note Agreement, dated as of November 15, 1996 (such agreement, as has been or hereafter may be modified, amended, renewed or replaced, the "1996 Note Agreement"), by and among Oneida Ltd. (the "Borrower"), THC Systems, Inc., a New York corporation and a wholly-owned subsidiary of the Borrower ("THC"), and the Noteholders, THC has issued and sold to the Noteholders $35,000,000 aggregate principal amount of its 7.49% Senior Notes due November 1, 2008 (the "1996 Notes"). Pursuant to a Note Agreement, dated as of January 1, 1992 (such agreement, as has been or hereafter may be modified, amended, renewed or replaced, the "1992 Note Agreement"), by and among the Borrower and the Noteholders, the Borrower has issued and sold to the Noteholders $30,000,000 aggregate principal amount of its 8.52% Senior Notes due January 15, 2002 (the "1992 Notes"). The 1992 Note Agreement and the 1996 Note Agreement are hereinafter collectively referred to as the "Note Agreements" and the 1992 Notes and the 1996 Notes are hereinafter collectively referred to as the "Notes."

         B. Pursuant to that certain Amended and Restated Credit Agreement dated as of the date hereof (as may be modified, amended, renewed or replaced, the "Credit Agreement"), by and among the Borrower, the Lenders and Chase, as the Administrative Agent (in such capacity, the "Administrative Agent"), the Lenders have made available to the Borrower certain credit facilities in a current aggregate principal amount of up to $275,000,000 (all amounts outstanding in respect of the Credit Agreement being hereinafter collectively referred to as the "Loans").

         C. Chase has established a $2,500,000 working capital line of credit (the "Chase Working Capital Facility") in favor of Borrower pursuant to a Grid Demand Promissory Note dated June 7, 2000 (as may be modified, amended, renewed or replaced, the "Chase Working Capital Note"), under which Chase may make working capital loans up to an aggregate principal amount of $2,500,000 (the "Chase Loans").

         D. Certain of the Lenders from time to time issue trade and standby letters of credit and bankers' acceptances for the benefit of the Borrower and its Subsidiaries, or purchase a participation interest therein.

         E. The Borrower and its Subsidiaries from time to time enter into hedging agreements with one or more Lenders or their affiliates to manage or hedge certain interest rate, currency exchange rate or commodity price risks inherent in the conduct of the Borrower's business (as may be modified, amended, renewed or replaced, collectively, the "Hedging Agreements").

         F. The Bank of Nova Scotia ("Scotiabank") has established a precious metal consignment line ("Scotiabank Metal Line") in favor of Borrower pursuant to a letter agreement dated October 8, 1986 (as modified, amended, renewed or replaced, the "Scotiabank Metal Agreement"). Under the Scotiabank Metal Line, Scotiabank consigns to Borrower quantities of silver and gold bullion.

         G. In connection with the Credit Agreement and in order to induce the Lenders to make the Loans, certain subsidiaries of the Borrower (collectively, the "Guarantors") have guaranteed to the Lenders the payment of the Loans and all other obligations of the Borrower arising in connection with transactions contemplated by the Credit Agreement. Similarly, the Guarantors have guaranteed to the Noteholders the payment of the principal of, and premium (if any) and interest on, the Notes and the payment of all other obligations of the Borrower and THC under the Notes and the Note Agreements.




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         H. The Credit Agreement and the Note Agreements require Borrower and the Guarantors to grant security interests in or pledge certain of their respective assets to secure the Borrower's and THC's obligations under the Credit Agreement and the Note Agreements.

         I. The parties hereto desire that the collateral to be provided by the Borrower and the Guarantors will secure ratably for the benefit of the Lenders, Chase, the Noteholders and the Issuing Banks the obligations of the Borrower and the Guarantors under the Credit Agreement, the Note Agreements, the Reimbursement Agreements in respect of the Secured LCs, the Chase Working Capital Facility, the Secured Hedging Agreements and the Subsidiary Guarantee Agreements.

         J. The Borrower and the Guarantors are executing a Security Agreement (as may be modified, amended, supplemented or replaced, the "Security Agreement") and a Pledge Agreement (as may be modified, amended, supplemented or replaced, the "Pledge Agreement") as of the date hereof in favor of the Collateral Agent, as agent for the Secured Parties, to provide a security interest in such collateral.

         K. The parties hereto desire to enter into this Agreement to appoint Chase as the Collateral Agent for the Secured Parties and to establish their relative rights with respect to such collateral pursuant to the Security Agreement and the Pledge Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa, except where the context indicates otherwise):

                  "1992 Note Agreement" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "1992 Notes" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "1996 Note Agreement" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "1996 Notes" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "Administrative Agent" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "Affiliate" shall mean, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person.

                  "Bankruptcy Proceeding" shall mean a general assignment of the Borrower, THC or any other Guarantor for the benefit of its creditors, or the institution by or against any such entity of any proceeding seeking relief as debtor, or seeking to adjudicate any such entity as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of any such entity or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for any such entity or for any substantial part of its property.

                  "Borrower" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "Chase" shall have the meaning assigned to that term in the first paragraph of this Agreement.

                  "Chase Loans" shall have the meaning assigned to that term in the recitals to this Agreement.





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                  "Chase Working Capital Facility" shall have the meaning
assigned to that term in the recitals to this Agreement.

                  "Chase Working Capital Note" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "Collateral" shall mean, collectively, (i) the "Collateral" as such term is used in the Security Agreement, and (ii) the "Collateral" as such term is used in the Pledge Agreement.

                  "Collateral Agent" shall have the meaning assigned to that term in the first paragraph of this Agreement.

                  "Collateral Documents" shall mean, collectively, the Pledge Agreement, the Security Agreement, any Uniform Commercial Code financing statements, any security agreements granting a security interest in copyrights, trademarks and patents, and applications for copyrights, trademarks and patents, contemplated by the Pledge Agreement or the Security Agreement, any other documents filed with governmental authorities to perfect, establish priority or give public notice of the security interests granted by the Pledge Agreement or the Security Agreement, and any certificate or other document contemplated by or delivered pursuant to the Pledge Agreement or the Security Agreement.

                  "Commitments" shall mean the commitments of the Lenders to make Loans under the Credit Agreement in an aggregate amount not to exceed $275,000,000.

                  "Credit Agreement" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "Default" shall mean any event or condition, which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Event of Default" shall mean (i) an event of default as such term may be defined in the Credit Agreement or one of the Note Agreements or in any of the other Transaction Documents evidencing indebtedness or obligations in excess of $3,500,000, and (ii) any event or condition which, under the terms of the Credit Agreement or one of the Note Agreements, or under any of the other Transaction Documents evidencing indebtedness or obligations in excess of $3,500,000, would allow a Secured Party to accelerate or declare due and payable indebtedness owing under any such Transaction Documents, or require the Borrower or any of the Guarantors to prepay, redeem, defease, or provide cash collateral for, any such indebtedness or obligations.

                  "Excess Payment" shall have the meaning assigned to that term in Section 3.2.

                  "Grantors" shall mean, collectively, Borrower, THC and the other Guarantors.

                  "Guarantors" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "Hedging Agreements" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "Issuer" shall have the meaning assigned to that term in
Section 4.1 hereof.

                  "Issuing Banks" shall mean, collectively, the Lenders which issue LCs in their capacity as the issuing bank thereof.

                  "LCs" shall mean, collectively, the Trade LCs and Standby LCs.

                  "LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding LCs at such time, plus (b) the aggregate amount of all payments made by the Issuing Banks pursuant to LCs that have not yet been reimbursed by or on behalf of the Borrower or its Subsidiaries at such time.





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                  "Lenders" shall have the meaning assigned to that term in the first paragraph of this Agreement.

                  "Loans" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "Majority Secured Parties" shall mean Secured Parties having more than 50% of the sum of (i) the then aggregate outstanding principal amount of the Loans, the Chase Loans and the Notes, (ii) any unused Commitments of the Lenders under the Credit Agreement which have not expired or been terminated or suspended, (iii) the then aggregate LC Exposure under the Secured LCs, (iv) any unused commitment of an Issuing Bank to issue an LC (to the extent that such LC would then be a Secured LC if so issued), which commitment has not expired or been terminated or suspended, (v) the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and its Subsidiaries would be required to pay if all of the Secured Hedging Agreements were terminated at such time, and (vi) the maximum amount of the Secured Metal Obligations if the Scotiabank Metal Agreement was terminated at such time.

                  "Maximum Hedging Exposure" shall mean, with respect to any Hedging Agreement at any given time, the maximum aggregate amount (after giving effect to any netting agreements) that the Borrower and its Subsidiaries would be required to pay the counterparty if such Hedging Agreement were terminated at such time.

                  "Noteholders" shall have the meaning assigned to that term in the first paragraph of this Agreement.

                  "Notes" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "Obligations" shall mean (a) the due and punctual payment by the Borrower and THC, as the case may be, of (i) the principal of the Loans (in an amount not to exceed $275,000,000), the Chase Loans (in an amount not to exceed $2,500,000) and the Notes (in an amount not to exceed the principal amount thereof as of the date hereof), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) any make-whole premium or other premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, the Chase Loans and the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (iii) each payment required to be made by the Borrower or any of its Subsidiaries to the Issuing Banks in respect of any Secured LC under the Reimbursement Agreement relating thereto, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, if any, (iv) each payment required to be made by the Borrower or any of its Subsidiaries to a Lender (or an Affiliate of a Lender) as counterparty under any Secured Hedging Agreement, when and as due, (v) the Secured Metal Obligations, and (vi) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Secured Parties under any of the Transaction Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower, THC and the Guarantors under or pursuant to any of the Transaction Documents, including without limitation, the Subsidiary Guarantee Agreements.

                  "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a voluntary association, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

                  "Pledge Agreement" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "Receiving Secured Party" shall have the meaning assigned to that term in Section 3.2.

                  "Reimbursement Agreements" shall mean, collectively, any application, agreement, instrument or commitment (regardless of how denominated) obligating any Grantor to reimburse, indemnify or provide security or cash collateral to, any of the Issuing Banks in respect of LCs issued by it.





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                  "Required Banks" shall mean the Lenders and other financial institutions holding 67% or more of the sum of (i) the then aggregate outstanding principal amount of the Loans and the Chase Loans, (ii) any unused Commitments of the Lenders under the Credit Agreement which have not expired or been terminated or suspended, (iii) the then aggregate LC Exposure under the Secured LCs, (iv) any unused commitment of an Issuing Bank to issue an LC (to the extent that such LC would then be a Secured LC if so issued), which commitment has not expired or been terminated or suspended, (v) the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and its Subsidiaries would be required to pay if all of the Secured Hedging Agreements were terminated at such time, and (vi) the maximum amount of the Secured Metal Obligations if the Scotiabank Metal Agreement was terminated at such time.

                  "Required Noteholders" shall mean Noteholders holding 67% or more of the aggregate outstanding principal amount of the Notes.

                  "Required Secured Parties" shall mean the Required Banks and the Required Noteholders, in each case voting separately as a class.

                  "Scotiabank" shall have the meaning given to that term in the recitals to this Agreement.

                  "Scotiabank Metal Agreement" shall have the meaning given to that term in the recitals to this Agreement.

                  "Scotiabank Metal Line" shall have the meaning given to that term in the recitals to this Agreement.

                  "Secured Hedging Agreements" shall mean, collectively at any given time, those Hedging Agreements under which the then Maximum Hedging Exposure does not exceed $5,000,000. In the event that the Maximum Hedging Exposure for all of the Hedging Agreements then outstanding exceeds $5,000,000, the term "Secured Hedging Agreements" shall exclude one or more of the most recent Hedging Agreements (based upon the date thereof) until the Maximum Hedging Exposure becomes $5,000,000 or less, provided that if such exclusion causes the Maximum Hedging Exposure to be less than $5,000,000, then the last Hedging Agreement so excluded shall become a Secured Hedging Agreement but only to the extent of the difference between $5,000,000 and the Maximum Hedging Exposure under the other Secured Hedging Agreements.

                  "Secured LCs" shall mean, collectively, the Secured Trade LCs and the Secured Standby LCs.

                  "Secured Metal Obligations" shall mean an amount (not to exceed $1,500,000 in the aggregate) equal to the difference between (a) all amounts owed by Borrower under the Scotiabank Metal Agreement, and (b) the value of the metal bullion (determined in the manner set forth in the Scotiabank Metal Agreement) recovered or recoverable by Scotiabank upon the occurrence of an Event of Default.

                  "Secured Parties" shall have the meaning assigned to that term in the Security Agreement.

                  "Secured Standby LCs" shall mean, collectively at any given time, those Standby LCs for which the aggregate LC Exposure thereunder does not exceed $20,000,000. In the event that the aggregate LC Exposure under all of the Standby LCs then outstanding exceeds $20,000,000, the term "Secured Standby LCs" shall exclude one or more of the most recent Standby LCs (based upon the date of issuance thereof) until such aggregate LC Exposure becomes $20,000,000 or less, provided that if such exclusion causes such aggregate LC Exposure to be less than $20,000,000, then the last Standby LC so excluded shall become a Secured Standby LC but only to the extent of the difference between $20,000,000 and the aggregate LC Exposure under the other Secured Standby LCs.

                  "Secured Trade LCs" shall mean, collectively at any given time, those Trade LCs for which the aggregate LC Exposure thereunder does not exceed $15,000,000. In the event that the aggregate LC Exposure under all of the Trade LCs then outstanding exceeds $15,000,000, the term "Secured Trade LCs" shall exclude one or more of the most recent Trade LCs (based upon the date of issuance thereof) until such aggregate LC Exposure becomes $15,000,000 or less, provided that if such exclusion causes such aggregate LC Exposure to be less than





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$15,000,000, then the last Trade LC so excluded shall become a Secured Trade LC but only to the extent of the difference between $15,000,000 and the aggregate LC Exposure under the other Secured Trade LCs.

                  "Security Agreement" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "Sharing Agreement" shall mean the Sharing Agreement, dated as of June 2, 2000, by and among the Lenders, the Noteholders and Chase, as the Administrative Agent.

                  "Sharing Payments" shall have the meaning assigned to that term in Section 3.2.

                  "Standby LCs" shall mean, collectively, standby letters of credit issued by Issuing Banks for the benefit or on the account of the Borrower or any of its Subsidiaries, and any participation interest therein.

                  "Subsidiary Guarantee Agreements" shall mean, collectively, the subsidiary guarantee agreements executed and delivered by Buffalo China, Inc., Encore Promotions, Inc., THC, Delco International Ltd. and Sakura, Inc. guaranteeing the obligations of the Borrower and THC under the Credit Agreement and Note Agreements, together with any additional guarantee agreements entered into by Subsidiaries of the Borrower in favor of the Administrative Agent, the Lenders or the Noteholders.

                  "Subsidiary Subordination Agreements" shall mean, collectively, the subordination agreements executed and delivered by the Borrower, Buffalo China, Inc., Encore Promotions, Inc., THC, Delco International Ltd. and Sakura, Inc. subordinating payment of any intra-company indebtedness owed to the Borrower (other than intra-company indebtedness evidenced by promissory notes pledged to the Collateral Agent) to the prior payment of the indebtedness under the Credit Agreement or the Note Agreements, together with any additional subordination agreements entered into by the Borrower and its Subsidiaries in favor of the Administrative Agent, the Lenders or the Noteholders.

                  "THC" shall have the meaning assigned to that term in the recitals to this Agreement.

                  "Trade LCs" shall mean, collectively, trade letters of credit and bankers' acceptances issued by Issuing Banks for the benefit or on the account of the Borrower or any of its Subsidiaries, and any participation interest therein.

                  "Transaction Documents" shall mean, collectively, this Agreement, the Pledge Agreement, the Security Agreement, the Credit Agreement, the Subsidiary Guarantee Agreements, the Subsidiary Subordination Agreements, the Note Agreements, the Reimbursement Agreements for the Secured LCs, the Chase Working Capital Note, the Secured Hedging Agreements, the Scotiabank Metal Agreement, the Collateral Documents and any certificate or other document referred to or provided for therein.

         SECTION 2. The Collateral Agent.

         2.1 Appointment. Each of the parties hereto hereby irrevocably appoints Chase as the Collateral Agent, subject to removal as provided in Section 2.10 hereof, and authorizes the Collateral Agent to act in such capacity hereunder and under the other Collateral Documents, with such powers as are specifically delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto, and hereby expressly authorizes the Collateral Agent to execute, deliver and perform as its agent this Agreement and the other Collateral Documents to which the Collateral Agent is (or is intended to be) a party in the capacity as agent.

         2.2 Duties and Responsibilities.

                  (a) Subject to the terms hereof and of the Collateral Documents, the Collateral Agent agrees to receive, hold, administer and enforce the Collateral, and to foreclose upon, collect and dispose of the Collateral and to apply the proceeds therefrom, in such manner and on such terms as are set forth herein and therein, for the ratable benefit of the Secured Parties as provided herein and therein, and otherwise to perform its duties and obligations as Collateral Agent hereunder and under the other Collateral Documents to which the Collateral Agent is a party in accordance with the respective terms hereof and thereof, provided that the Collateral Agent, in its capacity as such, shall have no duties or responsibilities except those expressly set forth herein and therein, and no implied covenants or obligations shall be read into any thereof against the Collateral Agent. The Collateral Agent shall not have, by reason of this Agreement or otherwise, a fiduciary or trust relationship with any Secured Party, and nothing in this Agreement, expressed or implied, is intended to or shall be construed to imply or create such a relationship. Notwithstanding the immediately preceding sentence, for the limited purpose of holding and distributing or applying proceeds of the Collateral, the Collateral Agent shall hold such proceeds and Collateral in trust for the benefit of the Secured Parties, in accordance with their rights and priorities provided herein. Subject to those duties and responsibilities of the Collateral Agent expressly provided herein, the Collateral Agent shall not be responsible to the Secured Parties for (i) any statements, covenants, agreements, representations or warranties by the Borrower, any of the Guarantors, any of the Secured Parties or any other Person contained in any Transaction Document, (ii) the value, validity, priority, perfection, effectiveness, genuineness, enforceability or sufficiency of any of the Transaction Documents, the Collateral or the security interests given or granted to or held by the Collateral Agent under the Transaction Documents, or (iii) the performance or observance by the Borrower, any of the Guarantors, any of the Secured Parties or any other Person of any of their respective agreements contained in any Transaction Document, nor shall the Collateral Agent be liable because of the invalidity or unenforceability of any provisions of, or of any Collateral or the security interests given or granted to or held by it under, any Transaction Document.

                  (b) The Collateral Agent shall not be liable to any Secured Party or any other Person with respect to any action taken or not taken by it in good faith in the performance of its obligations under this Agreement. In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever, even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Without limiting the generality of the foregoing, as to any matters not expressly provided for by the Collateral Documents, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions signed by the Majority Secured Parties (unless this Agreement requires the approval or consent of the Required Secured Parties), and such instructions of the Majority Secured Parties (or the Required Secured Parties, as the case may be) and any such action taken or failure to act pursuant hereto or thereto shall be binding on all of the Secured Parties. The Collateral Agent may at any time request instructions from the Secured Parties as to a course of action to be taken by it hereunder or in connection herewith or any other matters relating hereto, and any Secured Party will promptly reply to such request.

         2.3 Employment of Agents. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Collateral Agent nor any of its shareholders, directors, officers, employees, Affiliates or agents shall be liable or responsible for any action taken or omitted to be taken by it or any of them hereunder or under any other Collateral Document, or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         2.4 Reliance. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon the opinion, advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent, without responsibility for the consequences for such reliance. The Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Obligations as the owner thereof for all purposes hereof unless and until a written notice of assignment or transfer thereof, signed by such payee, shall have been filed with the Collateral Agent.

         2.5 Knowledge. The Collateral Agent shall not be charged with any knowledge held by or imputed to the Borrower, any Guarantor, any Secured Party or any other Person. The Collateral Agent shall not be deemed to have knowledge of any Default or Event of Default unless the Collateral Agent has received written notice from the Borrower, any Guarantor or any Secured Party specifying such Default or Event of Default. In the event that the Collateral Agent, in its capacity as such, receives such a notice, the Collateral Agent shall give prompt notice thereof to all the Secured Parties.

         2.6 Rights as Secured Party. With respect to (a) its Commitment and the Loans made by it under the Credit Agreement, (b) Chase Loans made by it under the Chase Working Capital Facility, (c) Secured LCs issued by Chase as the Issuing Bank, and (d) the obligations of the Borrower under Secured Hedging Agreements to which Chase is a counterparty, Chase shall have the same rights and powers hereunder and under and in respect of the Collateral Documents as any other Secured Party, and may exercise the same as though it were not acting as the Collateral Agent, and the term "Secured Party" shall, unless the context otherwise indicates, include Chase in its individual capacity. Chase and its Affiliates may (without having to account therefor to any Secured Party) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Collateral Agent, and the Collateral Agent may accept fees and other consideration from the Borrower or any of its Affiliates for services in connection with this Agreement or otherwise in the ordinary course of business without having to account for the same to the Secured Parties.

         2.7. Indemnity. The Secured Parties agree promptly to indemnify and hold the Collateral Agent harmless (to the extent not promptly paid or reimbursed by the Borrower in accordance with the Transaction Documents or otherwise, or from the proceeds of the Collateral), ratably in accordance with the sum of (a) the aggregate outstanding principal amount of the Loans, the Chase Loans and the Notes, (b) the aggregate outstanding LC Exposure under the Secured LCs, (c) the maximum amount of the Secured Metal Obligations if the Scotiabank Metal Agreement was terminated at such time, and (d) the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and its Subsidiaries would be required to pay if all of the Secured Hedging Agreements were terminated at such time, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of any Collateral Document or the transactions contemplated thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay the Collateral Agent under any Collateral Document or otherwise) or the enforcement of any of the terms hereof or of the Collateral Documents, provided that no Secured Party shall be liable for any of the foregoing to the extent they arise from the Collateral Agent's gross negligence or willful misconduct.

         2.8 Independent Credit Analysis. Each Secured Party agrees that it has, independently and without reliance on the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into the Transaction Documents to which it is a party, and that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and other Transaction Documents. The Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Borrower, any Guarantor or any other Person of any of the Transaction Documents or any other document referred to or provided for therein, except as otherwise expressly required by the terms hereof or thereof, or to inspect the properties (including without limitation, the Collateral) or books of the Borrower, any Guarantor or any of their respective Affiliates. Except as expressly provided in the Collateral Documents to which it is a party, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the affairs, financial condition, business or property (including without limitation, the Collateral) of the Borrower, any Guarantor or any of their respective Affiliates which may come into its possession or the possession of any of its Affiliates.

         2.9 Enforcement of Collateral Documents. After the Collateral Agent has received written notice from the Majority Secured Parties that an Event of Default has occurred and is continuing, the Collateral Agent shall, subject to the other provisions of this Section 2 and to the terms of the applicable Collateral Documents (and subject to the rights, if any, of other Persons holding liens on, security interests in or claims to the Collateral which are prior to those of the Collateral Agent), take such steps looking toward collection or enforcement of the Collateral (or any portion thereof), including without limitation an action to foreclose on the Security Agreement or the Pledge Agreement, as it may be instructed in writing by the Majority Secured Parties, provided, however, that in no event shall the Collateral Agent be required, and in all cases it shall be fully justified in failing or refusing, to take any action under or pursuant to this Agreement or any other Collateral Documents which could subject it or its shareholders, officers, employees or directors to liability, unless and until the Collateral Agent shall be indemnified or tendered security to its satisfaction by the Secured Parties, ratably as provided in Section 2.7 hereof, against any and all loss, cost, expense or liability in connection therewith, anything herein or elsewhere contained to the contrary notwithstanding. Except as expressly provided in this
Section 2.9, the Collateral Agent shall not be required to take steps toward the collection of any amounts becoming payable upon any Collateral, or to take any action towards enforcing any Collateral Document or to institute, appear in or defend any action, suit or other proceeding in connection therewith. The foregoing provisions of this paragraph shall not be construed to limit the power of the Collateral Agent to take any action permitted under any Collateral Document to be taken by the Collateral Agent, even in the absence of instructions by the Majority Secured Parties contemplated above, and the Collateral Agent may, in its discretion, take any aforesaid action without the receipt of indemnity or security or other request therefor and the taking of any such action shall not be construed as a waiver of any provision of this Agreement.

         2.10 Resignation and Removal. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to each Secured Party, the Borrower and the Guarantors, and the Collateral Agent may be removed at any time with or without cause by either the Required Noteholders or the Required Banks. Upon any such resignation or removal, the Required Secured Parties shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or the removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, which shall be a bank with an office in the State of New York or an Affiliate thereof, and which shall agree to accept such appointment. Upon the acceptance of any appointment as Collateral Agent hereunder and under the Collateral Documents by a successor Collateral Agent and the transfer by the retiring Collateral Agent to the successor Collateral Agent of any Collateral and Collateral Documents held by the retiring Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and thereunder. After any retiring Collateral Agent's resignation or removal hereunder and thereunder as Collateral Agent, the provisions of this Agreement (including without limitation this Section 2) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

         2.11 Compensation. All compensation to the Collateral Agent shall be paid by the Borrower in accordance with the Collateral Documents or a separate fee agreement, and the Secured Parties shall not have any liability therefor, except as otherwise provided in Section 2.7 of this Agreement.

         SECTION 3. Agreements Among the Secured Parties. Each of the Secured Parties and the Collateral Agent agree among themselves (but not with, or for the benefit of, the Borrower or any Guarantor) as follows:

         3.1 Ratable Sharing of Collateral Recoveries. Notwithstanding anything in this Agreement, any Collateral Document or otherwise to the contrary, all security interests or other liens in favor of the Collateral Agent for the benefit of the Secured Parties in and upon the Collateral, and all other rights of each of the Secured Parties in and to the Collateral, are of equal priority, and any recovery by the Collateral Agent or any of the Secured Party of or in respect of any Collateral (or proceeds thereof) shall be shared ratably in proportion to the respective amounts of Obligations then outstanding held by all the Secured Parties, subject to the order of application thereof as set forth in
Section 4.1 hereof, provided that any security interest or other lien in favor of any Secured Party securing any indebtedness (other than the Obligations) of the Borrower, THC or any of the Guarantors, as applicable, to such Secured Party, whether now or hereafter in effect, shall not be subject to the provisions of this Section 3.1.

         3.2 Ratable Sharing of Other Recoveries.

                  (a) Each Secured Party hereby agrees with each other Secured Party that the following payments on an Obligation (collectively, "Sharing Payments" or individually, a "Sharing Payment") shall be shared so that each Secured Party shall receive the Sharing Payments ratably (without preference or priority of principal over interest or interest over principal or otherwise) in proportion to the amount of Obligations owing to such Secured Party: (i) payments received by a Secured Party upon exercise by such Secured Party of a right of set-off, counterclaim, or bankers' lien against any Grantor, (ii) payments made by any Grantor (including, without limitation, those made pursuant to a Subsidiary Guarantee Agreement) following receipt by the Collateral Agent of notice of an Event of Default from the Majority Secured Parties under Section
2.9 hereof, and (iii) payments made by any Grantor (including, without limitation, those made pursuant to a Subsidiary Guarantee Agreement) prior to receipt by the Collateral Agent of notice of an Event of Default from the Majority Secured Parties but more than after 45 days after receipt by the Collateral Agent of notice from either the Required Noteholders or the Required Banks that an Event of Default has occurred, provided such Event of Default has not been waived during such 45-day period.

                  (b) Each Secured Party hereby agrees that in the event (i) any Secured Party (a "Receiving Secured Party") shall receive a Sharing Payment, and
(ii) any other Secured Party shall not concurrently receive its ratable share of the Sharing Payment, then the Receiving Secured Party shall promptly remit the Sharing Payment (other than the Receiving Secured Party's ratable share thereof) to each other Secured Party who shall then be entitled thereto so that, after giving effect to such payment (and any other payments then being made by any other Receiving Secured Party pursuant to this Section 3.2), each Secured Party shall have received its ratable share of the Sharing Payments.

                  (c) Any payments by a Receiving Secured Party to other Secured Parties pursuant to this Section 3.2 shall be (and shall be deemed) made in consideration of the purchase for cash at face value, but without recourse, ratably from such other Secured Parties of such amount of their Obligations as is necessary to cause the Receiving Secured Party to share the Sharing Payment with the other Secured Parties as provided above; provided, however, that if any such purchase or payment (the "Excess Payment") is made by any Receiving Secured Party and if the Excess Payment or any part thereof is thereafter recovered from such Receiving Secured Party by the Borrower, THC or any other Guarantor (including, without limitation, by any trustee in bankruptcy of the Borrower, THC or any other Guarantor or any creditor thereof), the related purchase from the other Secured Parties shall be rescinded ratably and the purchase price restored as to the portion of the Excess Payment so recovered, but without interest; and provided, further that nothing herein shall obligate any Secured Party to resort to any setoff, application of deposit balance or other means of payment or avail itself of any recourse by resort to any property of the Borrower, THC or any other Guarantor, the taking of any such action to remain within the absolute discretion of such Secured Party without obligation of any kind to other Secured Parties to take any such action.

                  (d) The Lenders, the Noteholders and Chase, as the Administrative Agent under the Credit Agreement, hereby terminate the Sharing Agreement in all respects.

         3.3 Transfer of Obligations. Each Secured Party agrees that it will not assign or otherwise transfer any of its Obligations or any right in respect thereof, or any promissory note or instrument or agreement providing for or evidencing any such Obligation, unless (i) in the case of any assignment or transfer of (a) any Loan made by a Lender or any Chase Loan made by Chase, (b) any Secured LC issued by an Issuing Bank, (c) a Secured Party's rights as a counterparty under a Secured Hedging Agreement, or (d) Scotiabank's rights under the Scotiabank Metal Agreement, the assignee or transferee thereof expressly agrees with the Collateral Agent, for the benefit of the other Secured Parties, by an instrument in form and substance satisfactory to the Collateral Agent, to be bound by and comply with all the provisions of this Agreement and each of the Collateral Documents, (ii) in the case of any assignment or transfer of a Note by any Noteholders, such Note shall bear a legend to the effect that the subsequent holder of such Note shall be bound by and agrees to comply with all the provisions of this Agreement and each of the Collateral Documents, or (iii) in the case of any sale of a participation in any Obligations, the terms of such sale grant and permit the purchaser thereof rights to demand in payment thereof only amounts received by such Secured Party from the Borrower or any Guarantor in respect of such Obligations, and do not permit such purchaser to take steps looking to payment directly against the Borrower, any Guarantor, the Collateral Agent or the Collateral.

         3.4. Independent Actions. Each Secured Party agrees with the other Secured Parties and the Collateral Agent that (i) such Secured Party will not take any action whatsoever to enforce any term or provision of any Collateral Document or otherwise to realize the benefits of the Collateral, except through the Collateral Agent in accordance with this Agreement, and (ii) if the Majority Secured Parties shall instruct the Collateral Agent pursuant to Section 2.9 hereof to commence an action to foreclose on the Collateral Documents or the Collateral, such

Secured Party (a) shall not thereafter commence any proceeding of its own seeking payment of any Obligation held by such Secured Party so long as such foreclosure action is pending, and (b) if such a proceeding shall be pending at the time such instructions are given to the Collateral Agent, shall promptly (but in no event later than the commencement of such foreclosure action) cause such proceeding to be discontinued, provided that if such Secured Party shall fail to discontinue such proceeding, the Collateral Agent is hereby authorized and directed by such Secured Party and the other Secured Parties to commence and maintain such foreclosure action on behalf of such other Secured Parties (excluding such Secured Party) and any distribution of amounts required by
Section 4 hereof shall be made only to such other Secured Parties and the Collateral Agent as provided therein and, notwithstanding anything herein or in the Collateral Documents to the contrary, such Secured Party shall not be entitled to share therein. Notwithstanding the foregoing, nothing contained in this Section 3.4 shall prohibit any Secured Party from accelerating the maturity of, or demanding payment from the Borrower, THC or any other Guarantor on, any of the Obligations owing to such Secured Party or from filing a proof of claim in any Bankruptcy Proceeding if necessary to preserve such Secured Party's rights.

         3.5 Amendment of Collateral Documents; Release of Collateral. The Collateral Agent shall not, without first obtaining the consent of the Required Secured Parties (i) agree or consent to any amendment, modification or supplement of, or any waiver with respect to, any provision of any Collateral Document, (ii) terminate any of the Collateral Documents or execute any release or permit any substitution of any Collateral, except as otherwise provided in the Collateral Documents, or (iii) settle any claim or action asserted or brought by the Borrower or any Guarantor in respect of any Collateral.

         SECTION 4. Application of Collateral.

         4.1 Order of Payments. The Collateral Agent shall promptly distribute any and all amounts actually received by the Collateral Agent in respect of the Collateral in the order set forth below (to the extent permitted by applicable law):

                  (a) First, to the payment of all costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Collateral Document) or by the Administrative Agent (in its capacity as such in the Credit Agreement or under any related loan documents) in connection with any collection or sale or otherwise in connection with this Agreement or such other Transaction Document of any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Administrative Agent hereunder or under any other Transaction Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Transaction Document;

         (b) The remainder of such proceeds, if any, after the application of proceeds in accordance with the preceding clause (a), to the payment to the Secured Parties of all costs, expenses, liabilities and advances made or incurred by each of them under the Transaction Documents to enforce its rights to collect payments for the Obligations owed to it, including all court costs and the fees and expenses of its agents and legal counsel, all advances made by a Secured Party under any other Transaction Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy under any other Transaction Document, and if such proceeds are insufficient to repay such amounts in full, ratably in proportion to the amount of costs, expenses, liabilities and advances made or incurred by each such Secured Party;

         (c) The remainder of such proceeds, if any, after the application of proceeds in accordance with the preceding clauses (a) and (b), to the payment to each of the Secured Parties of the principal of, and make-whole premium or other premium (if any) and interest on, and any other amounts payable in respect of, all other Obligations (whether or not then due, subject to the immediately following paragraph) held by the Secured Parties and, if such proceeds are insufficient to repay such principal, premium, interest and other amounts in full, ratably (without preference or priority of principal over interest or interest over principal or otherwise) in proportion to such principal, premium, interest and other amounts owing to each such Secured Party.

         Notwithstanding the foregoing, in the event that any Secured LC or Secured Hedging Agreement remains outstanding at such time as the Collateral Agent distributes proceeds of Collateral hereunder, no proceeds shall be paid by the Collateral Agent to the Issuing Bank on account of such Secured LC or to the counterparty Lender on account of such Secured Hedging Agreement (such Issuing Bank and Lender hereafter referred to as the "Issuer"), and such proceeds shall be held in trust by the Collateral Agent for the benefit of such Issuer until and unless the Collateral Agent receives written notice from such Issuer that either (i) such Secured LC or Secured Hedging Agreement has expired without any payments made thereunder, and all fees and other amounts payable by the Borrower or any of its Subsidiaries in respect of such Secured LC or Secured Hedging Agreement have been paid in full, or (ii) (A) payments were made under such Secured LC or Secured Hedging Agreement, or (B) no payments were made under such Secured LC or Secured Hedging Agreement prior to its expiration but the Issuer is owed fees or other amounts thereunder from the Borrower or any of its Subsidiaries, in each case together with a statement of the aggregate amount of such payments and any fees and otherwise amounts due from the Borrower or any of its Subsidiaries to such Issuer in respect of such Secured LC or Secured Hedging Agreement, as applicable. Each such Issuer hereby agrees to provide such written notice to the Collateral Agent as soon as practicable following the occurrence of any event set forth in the preceding sentence. Nothing contained in this paragraph shall delay, prevent or restrict any payment of proceeds to an Issuer in respect of payments made by such Issuer pursuant to any Secured LC or Secured Hedging Agreement that have not been reimbursed by or on behalf of the Borrower or any of its Subsidiaries, as the case may be.

         If the Collateral Agent receives written notice pursuant to clause (i) of the preceding paragraph, the Collateral Agent shall pay all amounts otherwise allocable to such Issuer to the other Secured Parties for the Obligations owing to each such other Secured Party, to the extent that they were not previously repaid in full and, if such amounts are insufficient to repay in full, ratably (without preference or priority of principal over interest or interest over principal or otherwise) in proportion to such Obligations owing to each such other Secured Party. If the Collateral Agent receives written notice pursuant to clause (ii) of the preceding paragraph, the Collateral Agent shall pay the Issuer giving such written notice the amounts owed to the Issuer by the Borrower or any of its Subsidiaries, up to the amount allocated to the Issuer pursuant to the first paragraph of this clause (c), and the remaining proceeds, if any, shall be paid to the other Secured Parties in the manner described in the immediately preceding sentence.

         (d) The remainder of such proceeds, if any, after the application of proceeds in accordance with the preceding clauses (a), (b) and (c), and payment in full of all Obligations, to the payment to the Grantors and their respective successors or assigns, or otherwise as a court of competent jurisdiction may direct, in each case as provided in the Pledge Agreement and/or the Security Agreement, as the case may be.

         4.2 Payments to Secured Parties. Payments by the Collateral Agent to a Secured Party under this Section 4 shall be made to one or more accounts of such Secured Party as such Secured Party shall have notified the Collateral Agent in writing.

         SECTION 5. Miscellaneous.

         5.1 Successors and Assigns. This Agreement is solely for the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns, and neither the Borrower, any Guarantor, their respective successors and assigns nor any other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

         5.2 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

         5.3 Jurisdiction, Consent to Service of Process.

                  (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the State and Federal courts located in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to other Transaction Documents against the Borrower, the Guarantors or their respective properties in any jurisdiction in which it may lawfully do so.

                  (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.8 hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         5.5. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         5.6 Termination of Agreement. This Agreement shall terminate and the Collateral Agent shall be fully released and discharged from all obligations and liability hereunder when all of the outstanding Obligations have been repaid in full, all commitments on the part of the Secured Parties to lend or advance funds to, or issue LCs for the benefit of, any of the Grantors under the Transaction Documents have expired, and all LCs and Hedging Agreements have expired. This Agreement may also be terminated in writing by or with the consent of the Collateral Agent and the Required Secured Parties.

         5.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart.

         5.8 Notices, etc. All notices, requests and demands will be given to or made upon the respective parties at their respective "Address for Notices" specified on the signature pages hereof or, as to any party, at such other address as may be designated by it for that purpose in a written notice to all other parties. Written notice may be delivered by hand, sent by mail (return receipt requested) or a nationally recognized overnight courier service, or by telecopier, and unless specified herein notice shall be deemed effective when personally delivered if delivered by hand, when sent if sent by telecopier and upon receipt if sent by mail or by an overnight courier.

         5.9 Amendments, etc. Any provision of this Agreement may be amended, modified or waived, but only in writing by or with the consent of the Required Secured Parties, except that no provision hereof affecting the rights or duties of the Collateral Agent may be amended, modified or waived without the prior written consent of the Collateral Agent.

         5.10 Inconsistencies. In the event that there is any inconsistency between the provisions of this Agreement and any provisions of the Pledge Agreement or the Security Agreement, the provisions of this Agreement shall control as among the Secured Parties and the Collateral Agent.

                  [Remainder of page intentionally left blank]

                 IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency and Intercreditor Agreement to be duly executed on the date first above written.

                                   THE CHASE MANHATTAN BANK,
                                   as a Lender, an Issuing Bank and the Lender under the Chase Working Capital Facility, and as Administrative Agent and Collateral Agent

                                   By: /s/ JOSEPH H. ODDO, JR.
                                       -----------------------
                                        Name: Joseph H. Oddo, Jr.
                                        Title: Vice President

                                   Address for Notices:
                                   500 Plum Street, 7th Floor
                                   Syracuse, New York  13204
                                   Attn:  Joseph H. Oddo
                                   Telecopy:  (315) 424-1898


                                   BANK OF AMERICA, N.A., as a Lender and as an Issuing Bank

                                   By: _____________________________________
                                         Name:
                                         Title:

                                   Address for Notices:
                                   335 Madison Ave., 5th Floor
                                   New York, New York  10017
                                   Attn:  John Margetanski
                                   Telecopy:  (212) 503-7066


                                   FLEET NATIONAL BANK

                                   By: _____________________________________
                                         Name:
                                         Title:

                                   Address for Notices:
                                   One Clinton Square
                                   P. O. Box 4983
                                   Syracuse, New York 13202
                                   Attn:  David A. Kavney
                                   Telecopy:  (315) 426-4374

                                   HSBC BANK, USA, as a Lender and as an Issuing Bank

                                   By: _____________________________________
                                         Name:
                                         Title:

                                   Address for Notices:
                                   360 S. Warren St.
                                   Syracuse, New York 13202
                                   Attn:  William McIncrow
                                   Telecopy:  (315) 424-3337


                                   MANUFACTURERS AND TRADERS TRUST COMPANY

                                   By: _____________________________________
                                         Name:
                                         Title:

                                   Address for Notices:
                                   101 South Salina Street
                                   Syracuse, New York  13202
                                   Attn:  Dana C. Loucks
                                   Telecopy:  (315) 424-6777

                                   THE BANK OF NOVA SCOTIA, individually and as a Lender

                                   By: _____________________________________
                                         Name:
                                         Title:

                                   Address for Notices:
                                   One Liberty Plaza
                                   New York, New York  10006
                                   Attn:  Michael Kus
                                   Telecopy: (212) 225-5027

                                   EUROPEAN AMERICAN BANK

                                   By: _____________________________________
                                         Name:
                                         Title:

                                   Address for Notices:
                                   335 Madison Ave., 17th Floor
                                   New York, New York  10017
                                   Attn:  Mark Saeger
                                   Telecopy:  (212) 503-2667


                                   BANCA NAZIONALE DEL LAVORO S.p.A., New York
                                   Branch

                                   By: _____________________________________
                                         Name:
                                         Title:

                                   By: _____________________________________
                                         Name:
                                         Title:

                                   Address for Notices:
                                   25 West 51st Street
                                   New York, New York  10019
                                   Attn:  Guilio Giovine
                                   Telecopy:  (212) 765-2978


                                   ALLSTATE LIFE INSURANCE COMPANY

                                   By: _____________________________________
                                         Name:
                                         Title:

                                   Address for Notices:
                                   3075 Sanders Road
                                   Northbrook, Illinois  60062-7127
                                   Attn:  Allen C. Dick, Esq.
                                   Telecopy:  (847) 402-6639

                                   ALLSTATE INSURANCE COMPANY

                                   By: _____________________________________
                                         Name:
                                         Title:

                                   Address for Notices:
                                   3075 Sanders Road
                                   Northbrook, Illinois  60062-7127
                                   Attn:  Allen C. Dick, Esq.
                                   Telecopy:  (847) 402-6639


                                   PACIFIC LIFE INSURANCE COMPANY (successor to
                                   Pacific Mutual Life Insurance Company)

                                   By: _____________________________________
                                         Name:
                                         Title:

                                   Address for Notices:
                                   700 Newport Center Drive
                                   Newport Beach, California 92660
                                   Attn:  Kathy Simmons, Esq.
                                   Telecopy:  (949) 219-3706

                   ACKNOWLEDGEMENT AND CROSS-DEFAULT AGREEMENT

         Each of the undersigned is a Grantor referred to in the foregoing Collateral Agency and Intercreditor Agreement. Capitalized terms used herein shall have the meanings given to such terms in the Collateral Agency and Intercreditor Agreement.

         Each of the undersigned Grantors hereby (a) acknowledges receipt of a copy of the Collateral Agency and Intercreditor Agreement, (b) consents to the appointment of The Chase Manhattan Bank as the Collateral Agent thereunder, (c) acknowledges that it is not a beneficiary of, and shall not be entitled to enforce any of the rights, privileges or obligations under, the Collateral Agency and Intercreditor Agreement, and (d) agrees with each of the Secured Parties that, notwithstanding anything to the contrary in the Transaction Documents, the occurrence of an Event of Default under the Credit Agreement or one of the Note Agreements, or under one of the other Transaction Documents evidencing indebtedness or obligations in excess of $3,500,000, shall constitute an Event of Default under each of the Transaction Documents.

          IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Acknowledgement and Cross-Default Agreement as of the 27th day of April, 2001.

BUFFALO CHINA, INC.                           DELCO INTERNATIONAL, LTD.


By: /s/ GREGG R. DENNY                        By: /s/ GREGG R. DENNY
    ------------------                            ------------------
         Gregg R. Denny                                Gregg R. Denny
         Vice President - Finance                      Vice President - Finance


ENCORE PROMOTIONS, INC.                       SAKURA, INC.

By: /s/ GREGG R. DENNY                        By: /s/ GREGG R. DENNY
    ------------------                            ------------------
         Gregg R. Denny                                Gregg R. Denny
         Vice President - Finance                      Vice President - Finance


THC SYSTEMS, INC.                             ONEIDA LTD.

By: /s/ GREGG R. DENNY                        By: /s/ GREGG R. DENNY
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         Gregg R. Denny                                Gregg R. Denny
         Vice President - Finance                      Chief Financial Officer